UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2012 (July 13, 2012)

Lightstone Value Plus Real Estate Investment Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01           Completion of Acquisition or Disposition of Assets

On July 19, 2012, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose the Company’s acquisition of the limited service hotel doing business as a SpringHill Suites by Marriott which is located in Peabody, Massachusetts (the “SpringHill Suites Hotel”) from SpringHill Peabody HH LLC (the “Seller”), as described in the Current Report.  The Current Report on Form 8-K filed on July 19, 2012 was filed without the requisite financial information regarding the SpringHill Suites Hotel. Accordingly, we are filing this Amendment to the Current Report on Form 8-K to include such information.

 Item 9.01          Financial Statements and Exhibits

(a)	Financial Statements of Acquired Business. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

SpringHill Suites Hotel

Financial Statements

Report of Independent Registered Public Accounting Firm

Balance Sheets as of June 15, 2012 (unaudited) (Successor Owner), December 30, 2011 (Successor Owner) and December 31, 2010 (Predecessor Owner)

Statements of Operations for the 24 weeks ended June 15, 2012 (unaudited) (Successor Owner), the 24 weeks ended June 17, 2011(unaudited) (Predecessor Owner), the period from August 22, 2011 through December 30, 2011 (Successor Owner), the period from January 1, 2011 through August 21, 2011 (Predecessor Owner), and the year ended December 31, 2010 (Predecessor Owner)

Statements of Members’ Equity/(Deficit) for the 24 weeks ended June 15, 2012 (unaudited) (Successor Owner), the period from August 22, 2011 through December 30, 2011 (Successor Owner), the period from January 1, 2011 through August 21, 2011 (Predecessor Owner), and the year ended December 31, 2010 (Predecessor Owner)

Statements of Cash Flows for the 24 weeks ended June 15, 2012 (unaudited) (Successor Owner), the 24 weeks ended June 17, 2011(unaudited) (Predecessor Owner), the period from August 22, 2011 through December 30, 2011 (Successor Owner), the period from January 1, 2011 through August 21, 2011 (Predecessor Owner), and the year ended December 31, 2010 (Predecessor Owner)

Notes to Financial Statements

(b)	Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2012

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2012

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2011

Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: September 27, 2012	By: /s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Principal Accounting Officer

SPRINGHILL SUITES HOTEL

Page
Financial Statements

Report of Independent Registered Public Accounting Firm	1

Balance Sheets as of June 15, 2012 (unaudited) (Successor Owner), December 30, 2011 (Successor Owner) and December 31, 2010 (Predecessor Owner)	2

Statements of Operations for the 24 weeks ended June 15, 2012 (unaudited) (Successor Owner), the 24 weeks ended June 17, 2011(unaudited) (Predecessor Owner), the period from August 22, 2011 through December 30, 2011 (Successor Owner), the period from January 1, 2011 through August 21, 2011 (Predecessor Owner), and the year ended December 31, 2010 (Predecessor Owner)	3

Statements of Members’ Equity/(Deficit) for the 24 weeks ended June 15, 2012 (unaudited) (Successor Owner), the period from August 22, 2011 through December 30, 2011 (Successor Owner), the period from January 1, 2011 through August 21, 2011 (Predecessor Owner), and the year ended December 31, 2010 (Predecessor Owner)	4

Statements of Cash Flows for the 24 weeks ended June 15, 2012 (unaudited) (Successor Owner), the 24 weeks ended June 17, 2011(unaudited) (Predecessor Owner), the period from August 22, 2011 through December 30, 2011 (Successor Owner), the period from January 1, 2011 through August 21, 2011 (Predecessor Owner), and the year ended December 31, 2010 (Predecessor Owner)	5

Notes to Financial Statements	6

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries

We have audited the accompanying balance sheets of the limited service hotel doing business as a SpringHill Suites by Marriott which is located in Peabody, Massachusetts (the “SpringHill Suites Hotel” or the “Company”) as of December 30, 2011 (Successor Owner) and December 31, 2010 (Predecessor Owner), and the related statements of operations, members’ equity/(deficit) and cash flows for the period from August 22, 2011 through December 30, 2011 (Successor Owner), the period from January 1, 2011 through August 21, 2011 (Predecessor Owner) and the year ended December 31, 2010 (Predecessor Owner). The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 30, 2011 (Successor Owner) and December 31, 2010 (Predecessor Owner), and the results of its operations and its cash flows for the period from August 22, 2011 through December 30, 2011 (Successor Owner), the period from January 1, 2011 through August 21, 2011 (Predecessor Owner), and the year ended December 31, 2010 (Predecessor Owner), in conformity with accounting principles generally accepted in the United States of America.

 On July 13, 2012, the SpringHill Suites Hotel was sold to an unrelated third party. Refer to Note 6 to the financial statements for further detail.

/s/ EisnerAmper LLP

September 27, 2012

Edison, New Jersey

1

SpringHill Suites Hotel

Balance Sheets

	As of June 15, 2012 (unaudited)	As of December 30, 2011	As of December 31, 2010
	(Successor Owner)	(Successor Owner)	(Predecessor Owner)
ASSETS
Cash	$29,784	$116,147	$8,969
Accounts receivable, net	103,551	64,389	63,684
Prepaid expenses	18,530	1,579	1,499
Due from property manager	67,492	-	-
Real estate, net	-	-	9,029,537
Restricted escrows	804,773	843,129	1,436,190
Other real estate owned - held for sale	8,730,537	8,693,791	-
Other assets	6,363	2,105	-

Total assets	$9,761,030	$9,721,140	$10,539,879

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)

Accounts payable and other accrued expenses	$135,604	$79,520	$46,958
Deposits liability (See Note 5)	1,650,000	-	-
Due to property manager	-	163,847	110,221
Accrued interest payable	-	-	1,541,048
Accrued real estate taxes payable	-	8,850	1,080
Mortgage payable	-	-	9,916,693

Total liabilities	1,785,604	252,217	11,616,000

Commitments and contingencies (See Note 5)

Members' equity/(deficit)	7,975,426	9,468,923	(1,076,121)

Total liabilities and members' equity/(deficit)	$9,761,030	$9,721,140	$10,539,879

See accompanying notes to financial statements.

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SpringHill Suites Hotel

Statements of Operations

	For the 24 weeks ended June 15, 2012 (unaudited)	For the 24 weeks ended June 17, 2011 (unaudited)	For the period from August 22, 2011 through December 30, 2011	For the period from January 1, 2011 through August 21, 2011	Year ended December 31, 2010
	(Successor Owner)	(Predecessor Owner)	(Successor Owner)	(Predecessor Owner)	(Predecessor Owner)
Revenues:
Rooms	$1,441,509	$1,256,046	$1,583,887	$2,031,785	$3,223,776
Other	91,714	81,296	76,551	108,990	171,793

Total revenues	1,533,223	1,337,342	1,660,438	2,140,775	3,395,569

Operating expenses:
Rooms	558,489	483,230	475,288	715,766	1,094,844
General and administrative	294,642	173,419	226,529	239,265	368,024
Marketing and sales	144,626	112,875	149,991	182,065	298,308
Property operation and maintenance	126,328	108,000	95,389	143,766	265,929
Utilities	93,569	104,858	98,826	147,916	238,092
Property management fees	107,326	93,614	116,231	149,854	237,690
Real estate taxes	62,277	65,195	75,771	107,261	173,373
Insurance	7,326	6,647	16,282	10,188	15,527
Other	39,732	36,227	73,032	49,214	83,740
Depreciation	-	110,651	-	147,853	217,295

Total operating expenses	1,434,315	1,294,716	1,327,339	1,893,148	2,992,822

Operating income	98,908	42,626	333,099	247,627	402,747

Interest expense	-	(444,738)	-	(572,212)	(900,101)

Net income/(loss)	$98,908	$(402,112)	$333,099	$(324,585)	$(497,354)

See accompanying notes to financial statements.

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SpringHill Suites Hotel

Statements of Members’ Equity/(Deficit)

	For the 24 weeks ended June 15, 2012 (unaudited)	For the period from August 22, 2011 through December 30, 2011	For the period from January 1, 2011 through August 21, 2011	Year ended December 31, 2010
	(Successor Owner)	(Successor Owner)	(Predecessor Owner)	(Predecessor Owner)
Balance, beginning of period	$9,468,923	$-	$(1,076,121)	$(717,861)
Contributions	-	2,457	-	139,094
Noncash contribution of net assets	-	10,183,086	-	-
Distributions	(1,592,405)	(1,049,719)	(76,882)	-
Net income/(loss) attributable to members	98,908	333,099	(324,585)	(497,354)

Balance, end of period	$7,975,426	$9,468,923	$(1,477,588)	$(1,076,121)

See accompanying notes to financial statements.

4

SpringHill Suites Hotel

Statements of Cash Flows

	For the 24 weeks ended June 15, 2012 (unaudited)	For the 24 weeks ended June 17, 2011 (unaudited)	For the period from August 22, 2011 through December 30, 2011	For the period from January 1, 2011 through August 21, 2011	Year ended December 31, 2010
	(Successor Owner)	(Predecessor Owner)	(Successor Owner)	(Predecessor Owner)	(Predecessor Owner)
Cash flows from operating activities
Net income/(loss)	$98,908	$(402,112)	$333,099	$(324,585)	$(497,354)
Adjustments to reconcile net income/(loss) to net cash (used in)/provided by operating activities:
Depreciation	-	110,651	-	147,853	217,295
Changes in operating assets and liabilities:
Accounts receivable	(39,162)	(51,987)	89,063	(89,768)	(36,310)
Prepaid expenses	(16,951)	(15,930)	28,642	(28,722)	7,645
Due from/(to) property manager, net	(231,339)	(64,714)	224,050	(170,424)	31,757
Restricted escrows	38,356	(34,212)	655,022	(61,961)	(595,053)
Other assets	(4,258)	-	(2,105)	-	-
Accounts payable and other accrued expenses	56,084	24,664	(15,421)	47,983	12,571
Accrued interest payable	-	444,738	-	572,213	760,773
Accrued real estate taxes payable	(8,850)	(1,080)	8,850	(1,080)	1,080

Net cash (used in)/provided by operating activities	(107,212)	10,018	1,321,200	91,509	(97,596)

Cash flows from investing activities
Building improvement costs and equipment purchases	(36,746)	(13,987)	(157,791)	(21,139)	(38,072)

Cash used in investing activities	(36,746)	(13,987)	(157,791)	(21,139)	(38,072)

Cash flows from financing activities
Deposits received	1,650,000	-	-	-	-
Contributions	-	446	2,457	-	139,094
Distributions	(1,592,405)	-	(1,049,719)	(76,882)	-

Net cash provided by/(used in) financing activities	57,595	446	(1,047,262)	(76,882)	139,094

Net (decrease)/increase in cash	(86,363)	(3,523)	116,147	(6,512)	3,426
Cash at beginning of period	116,147	8,969	-	8,969	5,543

Cash at end of period	$29,784	5,446	$116,147	$2,457	$8,969

Noncash Activities
Real estate assets received/(conveyed) in connection with change of ownership	$-	$-	$8,536,000	$(8,902,823)	$-
Non-real estate assets, excluding cash, received/(conveyed) in connection with change of ownership	-	-	1,742,027	(1,742,027)	-
Liabilities received/(conveyed) in connection with change of ownership	-	-	94,941	(94,941)	-
Mortgage indebtness, including interest extinguished in connection with change of ownership	-	-	-	(12,029,954)

Supplemental Cash Flow Information
Interest paid	$-	-	$-	$-	$139,329
Income taxes paid	-	-	-	-	-

See accompanying notes to financial statements.

5

SpringHill Suites Hotel

Notes to Financial Statements

1. Organization

The financial statements of the six story, 164-suite, limited services hotel located in Peabody, Massachusetts which operates as a SpringHill Suites by Marriott (the “SpringHill Suites Hotel” or the “Company”), present the financial position, results from operations and cash flows of the SpringHill Suites Hotel's operations. The SpringHill Suites Hotel was constructed and commenced operations in July 2002. It was developed and owned by SS Brannen, LLC (the “Predecessor Owner”) through August 21, 2011, at which time it was acquired through a quitclaim deed by SpringHill Peabody HH LLC (the “Successor Owner”), a subsidiary of the former mortgage lender of the SpringHill Suites Hotel. The accompanying statements of operations do not reflect any gains or losses resulting from this transaction. See Note 4 for additional information.

Since opening for operations, the SpringHill Suites Hotel has been managed and operated by SpringHill SMC, LLC (“SpringHill SMC”), an unrelated third party, pursuant to the terms of a management agreement, as amended (the “Management Agreement”). See Note 5 for additional information.

2. Summary of Significant Accounting Policies

Fiscal Year and Interim Periods

The SpringHill Suites Hotel utilizes a fiscal year consisting of 52 or 53 weeks ending on the Friday closest to December 31st. The fiscal year is comprised of four quarters with the first three quarters each containing 12-week periods and the fourth quarter ending on the Friday closest to December 31.

The accompanying unaudited interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of the Company for a fair statement of the results for the periods presented. The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.

The accompanying unaudited statements of operations for the 24 weeks ended June 15, 2012 (Successor Owner) and the 24 weeks ended June 17, 2011 (Predecessor Owner) are not necessarily indicative of results for the full year or any other period.

The 2010 fiscal year is for the period from January 2, 2010 through December 31, 2010. Because ownership of the SpringHill Suites Hotel changed on August 21, 2011, the operating results for the 2011 fiscal year have been segregated and presented separately for each of the owners. Therefore, the period from January 1, 2011 through August 21, 2011 is disclosed as Predecessor Owner and the period from August 22, 2011 through December 30, 2011 is disclosed as Successor Owner. As a result of the application of acquisition accounting and valuation of assets and liabilities at fair value as of the date of change in ownership, the financial statements of the Successor Owner are not comparable to the financial statements of the Predecessor Owner.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of accounts receivable, useful lives of real estate for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets. Actual results could differ from those estimates.

Real Estate and Other Real Estate Owned – Held for Sale

The Predecessor Owner accounted for the SpringHill Suites Hotel as held for use and therefore, real estate was stated at cost less impairment losses and accumulated depreciation. Significant renovations and improvements which improved and/or extended the useful life of the asset were capitalized and depreciated over their estimated useful life.  Depreciation was computed using the straight-line method over the estimated useful lives of the assets, which were as follows:

6

Classification	Years

Building and improvements	39
Furniture, fixtures and equipment	7

The Successor Owner acquired the SpringHill Suites Hotel through a quitclaim deed on August 22, 2011. The Successor Owner accounts for the SpringHill Suites Hotel as other real estate owned – held for sale, which is not depreciated. Accordingly, no depreciation expense was recorded during the 24 weeks ended June 15, 2012 and the period from August 22, 2011 through December 30, 2011. The SpringHill Suites Hotel was initially valued at $8,536,000 by the Successor Owner, representing its estimated fair value, less costs to sell, as of the date of acquisition. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized.

Maintenance, minor repairs and replacements are expensed when incurred.

The long-lived assets of the SpringHill Suites Hotel are reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal are less than its carrying amount. No impairment losses were identified or recorded during the periods presented.

Cash and Restricted Escrows

The SpringHill Suites Hotel maintains its cash and restricted escrows in bank deposit accounts, which, at times, may exceed federally insured limits.  The SpringHill Suites Hotel has not experienced any losses in such accounts.  The SpringHill Suites Hotel believes it is not exposed to any significant credit risk on its cash. Restricted escrows generally consists of cash reserves maintained for real estate taxes, insurance, capital expenditures and certain operating expenses.

Revenue Recognition and Accounts Receivable and Allowance for Doubtful Accounts

The SpringHill Suites Hotel’s revenues are primarily derived from room revenue. Room revenue is recognized as room-stays occur. Other revenue (such as telephone, food/beverage, and cleaning) is recognized when services have been provided.  Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible. The SpringHill Suites Hotel determined that no allowance for doubtful accounts was necessary as of June 15, 2012, December 30, 2011 and December 31, 2010.

Income Taxes

Since its inception, the SpringHill Suites Hotel has been owned by limited liability companies and under the existing provisions of the Internal Revenue Code, income and losses of a limited liability company flow through to its members; accordingly, no provision for income taxes has been provided for in the accompanying financial statements and no income taxes have been paid by the Company.

As of June 15, 2012, December 30, 2011 and December 31, 2010, the Company had no material uncertain income tax positions. The tax years subsequent to at least 2008 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, restricted escrows, and accounts payable and other accrued expenses as reported in the accompanying balance sheets approximates their fair values based on the short maturity of the instruments.

New Accounting Pronouncements

The SpringHill Suites Hotel has determined that all recently issued accounting pronouncements will not have a material impact on its financial position, results of operations and cash flows, or do not apply to its operations.

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3. Real Estate

Real estate was comprised of the following:

As of December 31, 2010

Land	$2,522,000
Hotel and improvements	6,850,140
Furniture, fixtures and equipment	1,999,557

Total real estate	11,371,697
Less: accumulated depreciation	(2,342,160)

Real estate, net	$9,029,537

Depreciation was $110,651, $147,853 and $217,925 during the 24 weeks ended June 17, 2011, the period from January 1, 2011 through August 21, 2011 and the year ended December 31, 2010, respectively.

4. Mortgage Payable

The Predecessor Owner principally funded the original construction of the SpringHill Suites Hotel with proceeds from a $12,450,000 construction/min-perm loan facility (the “Mortgage Payable”) provided by a financial institution. The Mortgage Payable, as amended, with a then outstanding principal balance of $9,916,693 matured on December 1, 2008 and due to nonpayment was placed in default. During the 24 weeks ended June 17, 2011, the period from January 1, 2011 through August 21, 2011 and year ended December 31, 2010, interest expense of $444,738, $572,212 and $900,101, respectively, was incurred. Additionally, as a result of the aforementioned default, the lender was entitled to retain all excess cash flow, if any, from the SpringHill Suites Hotel.

On August 22, 2011, the Successor Owner acquired the SpringHill Suites Hotel, including its non-real estate assets and liabilities, through a quitclaim deed from the Predecessor Owner. In connection with the transaction, the existing obligations totaling $12,029,954 under the Mortgage Payable were extinguished.

5. Commitments and Contingencies

Management Agreement

Pursuant to the terms of the Management Agreement, the SpringHill Suites Hotel is managed by SpringHill SMC, which performs management functions including, but not limited to, hiring and supervising employees, establishing room prices, establishing administrative policies and procedures, managing expenditures and arranging and supervising public relations and advertising.   The Management Agreement has an initial 25-year term, which expires in 2027 unless earlier terminated as discussed below, and will automatically be renewed on the same terms and conditions for two successive periods of 10 years unless SpringHill SMC gives prior written notice to the owner of the SpringHill Suites Hotel of its election not to renew at least 300 days prior to the expiration of the then-current term, as the case may be.

The Management Agreement provides for the payment of a base management fee equal to 7% of gross revenues, as defined, and an incentive management fee equal to 25% of available cash flows, as defined.  The accompanying financial statements reflect base management fees of $107,326, $93,614, $116,231, $149,854 and $237,690 during the 24 weeks ended June 15, 2012, the 24 weeks ended June 17, 2011, the period from August 22, 2011 through December 30, 2011, the period from January 1, 2011 through August 21, 2011 and the year ended December 31, 2010, respectively. No incentive management fees were incurred during any of the periods presented. Additionally, the Management Agreement generally requires that 5% of gross revenues be funded into a furniture, fixtures and equipment escrow (the “FFE Reserve”). The FFE Reserve is generally available to fund certain capital improvements and expenses. The balance of the FFE Reserve, which is included in restricted escrows in the accompanying balance sheets, was $804,773, $843,129 and $788,793 as of June 15, 2012, December 30, 2011 and December 31, 2010, respectively.

8

Pursuant to the terms of the Management Agreement, SpringHill SMC had the right of first negotiation with respect to any sale of the SpringHill Suites Hotel and held certain approval rights as to the buyer. Additionally, upon a bona fide sale of the SpringHill Suites Hotel to a third party, the Management Agreement could be early terminated if the buyer entered into a franchise agreement to operate under a “Marriott” flag and paid the applicable termination fee to SpringHill SMC. The termination fee would be based on the average annual management fees, as defined, multiplied by a factor determined by the remaining term of the Management Agreement.

Purchase and Sale Agreement

On March 12, 2012, Lightstone Acquisitions V LLC as the Buyer, an unrelated third party, entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with SpringHill Peabody HH LLC as the Seller with respect to the SpringHill Suites Hotel. Pursuant to the terms of the Purchase and Sale Agreement and subsequent amendments, the Company received aggregate deposits of $1,650,000 which are classified as deposits liability in the balance sheet as of June 15, 2012. See Note 6 for additional information.

6. Subsequent Event

On July 13, 2012, the Springhill Suites Hotel was sold to an affiliate of the Buyer, LVP SHS Peabody, LLC, a wholly owned subsidiary of Lightstone Value Plus REIT II, LP, the operating partnership of Lightstone Value Plus Real Estate Investment Trust, II, Inc.

9

LIGHTSTONE GROUP VALUE PLUS REAL ESTATE TRUST II, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On July 13, 2012, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”), through LVP SHS Peabody, LLC (“LVP SHS”), a subsidiary of Lightstone Value Plus REIT II, LP, the Company’s operating partnership, entered into an Assignment and Assumption of Purchase and Sale Agreement (the “Assignment”) with Lightstone Acquisitions V LLC (the “Assignor”), an affiliate of the Company’s sponsor.  Under the terms of the Assignment, LVP SHS was assigned the rights and assumed the obligations of the Assignor with respects to certain Purchase and Sale Agreement (the “Purchase Agreement”), dated March 12, 2012, made between the Assignor as the Purchaser and Springhill Peabody HH LLC as the Seller, as amended, whereby the Assignor contracted to purchase the a six story, 164-suite, limited services hotel located in Peabody, Massachusetts which operates as a SpringHill Suites by Marriott (the “SpringHill Suites Hotel”) which was constructed and commenced operations in July 2002.

On July 13, 2012, the Company, through LVP SHS, completed the acquisition of the SpringHill Suites Hotel from the Seller, an unrelated third party.  In connection with the acquisition, LVP SHS assumed the existing Management Agreement with Marriott and simultaneously gave the requisite 30-day notice for early termination, which required the payment of a termination fee (the “Termination Fee”) of approximately $1.2 million to Marriott. Contemporaneously, LVP SHS entered into a 20-year franchise agreement (the “Franchise Agreement”) with Marriott, pursuant to which the SpringHill Suites Hotel continued to operate as a SpringHill Suites by Marriott commencing on August 11, 2012. The Company has established a taxable subsidiary, LVP SHS Holding Corp (“LVP SHS TRS”), which has entered into an operating lease agreement for the SpringHill Suites Hotel.  LVP SHS TRS has also entered into a new management agreement (the SSH Peabody Management Agreement”) with SSH Peabody, LLC, an unrelated third party, for the management of the SpringHill Suites Hotel which commenced on August 11, 2012.

The Franchise Agreement requires the completion of certain improvements to the Springhill Suites Hotel at an estimated cost of $2.3 million pursuant to a property improvement plan (the “PIP”) no later than August 11, 2013. The SSH Peabody Management Agreement has an initial term of one-year and automatically renews for additional one-year terms on the anniversary date provided 60-day advance written notice is not provided by either party. The SSH Peabody Management Agreement provides for (i) a basic management fee equal to 3% of total revenues, (ii) a centralized accounting services fee of $3,000 per month, subject annual increases based on the consumer price index, and (iii) an incentive management fee equal to 20% of the amount by which net operating income, as defined, exceeds a prescribed threshold, subject to a cap of 1.5% of total revenues.

The aggregate cost for the SpringHill Suites Hotel was approximately $10.1 million, including the Termination Fee, approximately $0.8 million for a furniture, fixtures and equipment reserve (the “FFE Reserve”) held in escrow by Marriott and closing and other transaction-related costs.  Additionally, in connection with the acquisition, the Company’s advisor received an acquisition fee equal to 0.95% of the contractual purchase price of $8.9 million (excluding the termination fee), or approximately $85,000.  The acquisition was funded in part with cash and proceeds from a $5.3 million mortgage (the “Mortgage”) obtained by LVP SHS from the Bank of the Ozarks. The FFE Reserve was subsequently released from escrow by Marriott upon termination of the existing Management Agreement.

The Mortgage has an initial term of three years, bears interest at a floating rate of Libor plus 3.75%, subject to a 5.75% floor, and requires monthly principal and interest payments through its stated maturity. The monthly principal payment resets each month based on the outstanding principal balance and the current interest rate pursuant to a 25-year amortization schedule less the number of payments made. In connection with the financing, LVP SHS paid loan fees and expenses totaling approximately $62,000 and approximately $3.6 million of the Mortgage proceeds were placed in an escrow for the the PIP and the Termination Fee, which was subsequently paid. Subject to certain conditions, the Mortgage provides for two one-year extension periods, at the borrower’s option, that require the payment of an extension fee of 0.25% of the then outstanding principal balance. The Mortgage is secured by the SpringHill Suites Hotel and the Company has provided a guaranty to the lender for non-recourse carve-outs and also provided a full recourse guaranty through the date the Franchise Agreement became effective, at which time the recourse became 50% of the Mortgage balance.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2012 is based on the Company’s historical consolidated balance as of June 30, 2012 and reflects the acquisition of the SpringHill Suites Hotel as if it had occurred on June 30, 2012.  The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2012 and the year ended December 31, 2011 is presented as if the Company’s acquisition of the SpringHill Suites Hotel had been completed as of January 1, 2011.

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LIGHTSTONE GROUP VALUE PLUS REAL ESTATE TRUST II, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the historical financial statements and notes thereto as filed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011 and the financial information and notes thereto of the SpringHill Suites Hotel included elsewhere herein. The pro forma condensed consolidated balance sheet and statements of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2011, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2012

(Amounts in thousands)

	Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries(1)	SpringHill Suites Hotel as of June 15,2012(1)	Pro Forma Adjustments(2)		Pro Forma
ASSETS
Net investment property	$12,059	$-	$(89	) a	$21,286
			9,316	b
Investments in unconsolidated affiliated entities	5,644	-	-		5,644
Other real estate owned	-	8,731	(8,731	) a	-
Cash and cash equivalents	12,826	30	(5,585	) b	7,271
Marketable securities, available for sale	7,115	-	-		7,115
Restricted escrows	2,085	805	(805	) a	4,575
			2,490	b
Mortgage loan receivable, net	7,029	-	-		7,029
Note receivable from affiliate	2,340	-	-		2,340
Prepaid expenses and other assets	776	195	62	b	1,033

Total assets	$49,874	$9,761	$(3,342)		$56,293

LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY

Accounts payable and other accrued expenses	$815	$136	1,175	b	$2,126
Deposits liability	-	1,650	(1,650	) a	-
Margin loan	3,029	-	-		3,029
Mortgages payable	5,977	-	5,273	b	11,250
Due to sponsor	73	-	-		73
Distributions payable	805	-	-		805

Total liabilities	10,699	1,786	4,798		17,283

Total Company's stockholders'/members' equity	34,201	7,975	(7,975	) a	34,036
			(165	) b
Noncontrolling interests	4,974	-	-		4,974

Total stockholders'/members' equity	39,175	7,975	(8,140)		39,010

Total liabilities and members' equity	$49,874	$9,761	$(3,342)		$56,293

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries(1)	SpringHill Suites Hotel For the 24 Weeks Ended June 15, 2012(1)	Pro Forma Adjustments(2)		Pro Forma

Rental revenue	$1,909	$1,533	$-		$3,442

Expenses:
Property operating expenses	864	1,077	41	d	2,013
			(46	) e
			77	f
Real estate taxes	90	62	-		152
General and administrative costs	793	295	-		1,088
Depreciation and amortization	184	-	198	c	382
Total operating expenses	1,931	1,434	270		3,635
Operating (loss)/income	(22)	99	(270)		(193)
Interest and dividend income	640	-	-		640
Gain on sale of unconsolidated affilated real estate entity	741	-	-		741
Income from investments in unconsolidated affiliated entities	86	-	-		86
Interest expense	(147)	-	(148	) g	(295)
Other income/(expense), net	11	-	-		11
Net income	1,309	99	(418)		990
Less: net income attributable to noncontrolling interests	(30)	-	-		(30)
Net income applicable to Company's common shares	$1,279	$99	$(418)		$960

Net income per Company's common share, basic and diluted	$0.27				$0.20

Weighted average number of common shares outstanding, basic and diluted	4,823				4,823

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries(1)	SpringHill Suites Hotel For the Period from January 1, 2011 through August 1, 2011(1)	SpringHill Suites Hotel For the Period from August 22, 2011 through December 30, 2011(1)	Pro Forma Adjustments(2)		Pro Forma

Rental revenue	$2,978	$2,141	$1,660	$-		$6,779

Expenses:
Property operating expenses	1,500	1,399	1,024	86	d	4,142
				(122	) e
				255 f
Real estate taxes	173	107	76	-		356
General and administrative costs	1,579	239	227	-		2,045
Depreciation and amortization	295	148	-	249	c	692
Total operating expenses	3,547	1,893	1,327	468		7,235
Operating (loss)/income	(569)	248	333	(468)		(456)
Interest and dividend income	1,332	-	-	-		1,332
Loss from investments in unconsolidated affiliated entities	(287)	-	-	-		(287)
Interest expense	-	(572)	-	271	g	(301)
Other income/(expense), net	(46)	-	-	-		(46)
Net income/(loss)	430	(324)	333	(197)		242
Less: net income attributable to noncontrolling interests	(28)	-	-	-		(28)
Net income/(loss) applicable to Company's common shares	$402	$(324)	$333	$(197)		$214

Net income per Company's common share, basic and diluted	$0.10					$0.05

Weighted average number of common shares outstanding, basic and diluted	3,978					3,978

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (Dollars in thousands unless otherwise indicated)

1.    Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

 The unaudited pro forma condensed consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) and the six story, 164-suite, limited services hotel located in Peabody, Massachusetts which operates as a SpringHill Suites by Marriott (the “SpringHill Suites Hotel”) have been prepared based on the historical balance sheets of the Company and the SpringHill Suites Hotel as of June 30, 2012 and June 15, 2012, respectively, the historical statements of operations for the Company for the six months ended June 30, 2012 and the year ended December 31, 2011 and the historical statements of operations for the SpringHill Suites Hotel for the 24 weeks ended June 15, 2012, the period from August 22, 2011 through December 31, 2011 and the period from January 1, 2011 through August 21, 2011, after giving effect to the adjustments and assumptions described below. For pro forma purposes, the differences in the balance sheet dates and the operating periods of the Company and the SpringHill Suites Hotel were deemed insignificant. Certain reclassifications have been made to the historical balances and operating results of the SpringHill Suites Hotel to conform to the Company’s presentation.

The Company and the SpringHill Suites Hotel employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company and the SpringHill Suites Hotel have been made.

The acquisition of the SpringHill Suites Hotel has been accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the consideration paid by the Company to complete the acquisition has been allocated to the assets acquired based upon their estimated fair values as of the date of the acquisition and has resulted in allocations of approximately $2.0 million, $1.8 million and $5.4 million to land and improvements, furniture and equipment and building and improvements, respectively.

The pro forma allocation of purchase price is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated fair values of the net assets recorded for this acquisition prior to the finalization of more detailed analyses will change the allocation of the purchase price. As such, the pro forma purchase price allocations for this transaction are preliminary estimates, which are subject to change within the measurement period. There was no contingent consideration related to this acquisition.

The ongoing activity presented in these pro forma condensed consolidated financial statements represents the Company’s assets, liabilities, revenues and expenses that include ownership of the SpringHill Suites Hotel. This pro forma financial information is presented for illustrative purposes only, and is not necessarily  indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

2.    Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if the acquisition was completed on June 30, 2012 for balance sheet purposes and January 1, 2011 for statements of operations purposes and reflect the following pro forma adjustments:

a)	To reflect the elimination of the historical balance sheet of the SpringHill Suites Hotel as of June 15, 2012 as follows:

	Debit	Credit
Deposits liability	$1,650
Members' equity	7,975
Other real estate owned - held for sale		$8,731
Restricted escrows		805
Net investment property		89
	$9,625	$9,625

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b)	Reflects the purchase of the SpringHill Suites Hotel, as if it occurred on June 30, 2012. The adjustment includes (i) $5.3 million of mortgage indebtedness obtained in connection with the acquisition, (ii) an obligation of $1.2 million related to the termination of the existing management agreement (the “Termination Fee”), (iii) $0.8 million of restricted escrows acquired from the seller plus $3.6 million of mortgage proceeds placed in escrow for a property improvement plan and the Termination Fee, partially offset by the use of $1.9 million of deposits previously paid to the seller, (iv) deferred financing costs of $62 and (v) acquisition and related costs of $165, including an acquisition fee of 0.95% of the contractual purchase price, or $85, paid to the Company’s advisor as follows:

	Debit	Credit
Net investment property	$9,316
Total Company's stockholders' equity	165
Restricted escrows	2,490
Prepaid expenses and other assets	62
Accounts payable and other accrued expenses		$1,175
Cash and cash equivalents		5,585
Mortgages payable		$5,273
	$12,033	$12,033

c)	Pro forma adjustment to depreciation and amortization to reflect the Company’s acquisition of the SpringHill Suites Hotel as of January 1, 2011. The adjustment for the six months ended June 30, 2012 represents depreciation and amortization of $198 resulting from the Company’s basis in the estimated fair value of the assets of the SpringHill Suites Hotel based on the preliminary allocation of the consideration paid. The adjustment for the year ended December 31, 2011 represents depreciation and amortization of $397 resulting from the Company’s basis in the estimated fair value of the assets of the SpringHill Suites Hotel based on the preliminary allocation of the consideration paid partially offset by the elimination of historical depreciation and amortization of $148.

d)	Pro forma adjustment to asset management fees to reflect the Company’s acquisition of the SpringHill Suites Hotel as of January 1, 2011. The Company’s advisor receives an annual asset fee of 0.95% of average invested assets.

e)	Pro forma adjustment to property management fees to reflect the Company’s acquisition of the SpringHill Suites as of January 1, 2011. In connection with its acquisition of the SpringHill Suites Hotel, the Company terminated the existing management agreement and entered into agreement with a new management company. The adjustment for the six months ended June 30, 2012 represents the elimination of the historical property management fees of $107 partially offset by property management fees of $61 pursuant to the terms of the Company’s agreement with a new management company. The adjustment for the year ended December 31, 2011 represents the elimination of the historical property management fees of $266 partially offset by property management fees of $144 pursuant to the terms of the Company’s agreement with a new management company.

f)	Pro forma adjustment to franchise fees to reflect the Company’s acquisition of the SpringHill Suites Hotel as of January 1, 2011. In connection with the acquisition of the SpringHill Suites Hotel, the Company entered into a 20-year franchise agreement with Marriott International, Inc. The adjustment for the year ended December 31, 2011 also includes an application fee of $65.

g)	Pro forma adjustment to interest expense to reflect the Company’s acquisition of the SpringHill Suites Hotel as of January 1, 2011. In connection with the acquisition of the SpringHill Suites Hotel, the Company obtained mortgage indebtedness of $5.3 million. The adjustment for the six months ended June 30, 2012 represents the interest expense on the new mortgage indebtedness. The adjustment for the year ended December 31, 2011 represents the elimination of the historical interest expense of $572 partially offset by the interest expense of $301 on the new mortgage indebtedness.

The Company has established a taxable subsidiary, LVP SHS Holding Corp (“LVP SHS TRS”), which has entered into an operating lease agreement for the SpringHill Suites Hotel. The pro forma effect of the acquisition of the SpringHill Hotel resulted in net operating losses for LVP SHS TRS for the six months ended June 30, 2012 and the year ended December 31, 2011. As a result of the Company not being able to project taxable income in the foreseeable future, an offsetting valuation allowance was established for pro forma purposes and no adjustment was necessary to the provision for income taxes for the six months ended June 30, 2012 and the year ended December 31, 2011.

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3.         Unaudited Pro Forma Earnings Per Share Data

The Company had no potentially dilutive securities outstanding during the periods presented. Accordingly, pro forma earnings per share is calculated by dividing net income attributable to the Company’s common shareholders by the weighted-average number of shares of common stock outstanding during the applicable period.

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